     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 18, 1997


                                                      REGISTRATION NO. 333-23419

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------


                                AMENDMENT NO. 1


                                       to

                                    FORM S-1
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                       IRIDIUM WORLD COMMUNICATIONS LTD.
             (Exact name of Registrant as specified in its charter)

            BERMUDA                         4812                       [APPLIED FOR]
 (State or other jurisdiction   (Primary Standard Industrial         (I.R.S. Employer
      of incorporation or        Classification Code Number)        Identification No.)
         organization)

                             ---------------------

           CLARENDON HOUSE, 2 CHURCH STREET, HAMILTON HM 11, BERMUDA
                                 (441) 295-5950
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                             ---------------------

                             F. THOMAS TUTTLE, ESQ.
 IRIDIUM WORLD COMMUNICATIONS LTD., 1401 H STREET, N.W., WASHINGTON, D.C. 20005
                                 (202) 326-5600
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ---------------------

                                with copies to:

              JOHN P. MEAD, ESQ.                        TIMOTHY E. PETERSON, ESQ.
             SULLIVAN & CROMWELL                          FRIED, FRANK, HARRIS,
               125 BROAD STREET                             SHRIVER & JACOBSON
           NEW YORK, NEW YORK 10004                         ONE NEW YORK PLAZA
                (212) 558-4000                           NEW YORK, NEW YORK 10004
                                                              (212) 859-8000

                             ---------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. [ ]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of this prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]
                             ---------------------


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                                EXPLANATORY NOTE



     This Amendment No. 1 is being filed to provide additional exhibits required by Item 16. All information previously filed, including the Prospectus and exhibits included pursuant to Item 16, are incorporated herein by reference.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION(S)

     The following are the estimated expenses in connection with the distribution of the securities being registered:

    Securities and Exchange Commission Registration Fee........................  $73,182
    NASD Filing Fee............................................................   24,650
    Printing and Engraving Expenses............................................     *
    Accounting Fees and Expenses...............................................     *
    Attorneys' Fees and Expenses...............................................     *
    Transfer Agent's and Registrar's Fees......................................     *
    Blue Sky Fees and Expenses (including attorneys' fees).....................     *
    NASDAQ Listing Fees........................................................   50,000
    Miscellaneous..............................................................     *
                                                                                 -------
              Total............................................................  $
                                                                                 =======

---------------

* To be supplied by amendment.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Bermuda law permits a company to indemnify its directors and officers, except for any act of dishonesty. The Company has provided in its Bye-Laws that the directors and officers of the Company will be indemnified and secured harmless to the full extent permitted by law out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses incurred by reason of any act done, concurred in or omitted in or about the execution of their duties or supposed duties, other than in the case of any fraud or dishonesty. In addition, the Company has provided in its Bye-Laws that each shareholder of the Company agrees to waive any claim or right of action, individually or in the right of the Company, against any director or officer of the Company on account of any action taken by such director or officer, or the failure of such director or officer to take any action, in the performance of his duties with or for the Company, other than with respect to any matter involving any fraud or dishonesty on behalf of such director or officer.

     Bermuda law also permits the Company to purchase insurance for the benefit of its directors and officers against any liability incurred by them for the failure to exercise the requisite care, diligence and skill in the exercise of their powers and the discharge of their duties, or indemnifying them in respect of any loss arising or liability incurred by them by reason of negligence, default, breach of duty or breach of trust.

     In the 1997 Share Issuance Agreement, Iridium has agreed to indemnify the Company and each of its officers, directors and employees against any loss, claims, damages or liabilities to which the Company or such officers, directors or employees may become subject except to the extent that any such loss, damage or liability arises out of or is based upon an intentional act or omission of an indemnified party which was contrary to any written instruction or request of Iridium or which amounted to a willful misconduct on the part of any officer, director, employee or agent of the Company who is not also a full time employee of Iridium.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

     None.

ITEM 16. EXHIBIT AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits


      EXHIBIT
       NUMBER                            DESCRIPTION OF EXHIBIT                        PAGE
-------------------- --------------------------------------------------------------------------
         1.1         -- Form of U.S. Underwriting Agreement.***
         1.2         -- Form of International Underwriting Agreement.***
         3.1         -- Memorandum of Association of Iridium World Communications
                        Ltd.**
         3.2         -- Bye-Laws of Iridium World Communications Ltd.**
         4.1         -- Form of Class A Common Stock Certificate.***
         5.1         -- Opinion of Conyers Dill & Pearman.***
        10.1         -- Limited Liability Company Agreement of Iridium LLC, dated as of July 29, 1996, as amended.**
        10.2         -- Interest Exchange Agreement, among the Company, Iridium LLC and the holders from time to time of Class 1 Membership
                        Interests of Iridium LLC.***
        10.3         -- Management Services Agreement between the Company and
                        Iridium LLC.***
        10.4         -- 1997 Subscription Agreement between the Company and Iridium
                        LLC.***
        10.5         -- Iridium Option Plan.***
        10.6         -- Space System Contract between Iridium LLC and Motorola, Inc.
                        effective July 29, 1993, as amended and conformed on January
                        14, 1997.+
        10.7         -- Communications System Operations & Maintenance Contract
                        between Iridium LLC and Motorola, Inc. effective July 29,
                        1993, as amended and conformed on January 14, 1997.+
        10.8         -- Terrestrial Network Development Contract between Iridium LLC and Motorola, Inc. effective January 1, 1993, as amended and conformed on January 14, 1997.+
        10.9         -- Support Agreement between Iridium and Motorola.*
        10.10        -- Agreement, dated           between Anderson Consulting, LLP
                        and Iridium relating to the development of business support systems.***
        10.11        -- 14 1/2% Senior Subordinated Discount Notes Due 2006 of
                        Iridium (contained in Exhibit 10.1).**
        10.12        -- Form of Warrant issued in respect of 14 1/2% Senior
                        Subordinated Discount Notes (contained in Exhibit 10.1).**
        10.13        -- Warrant to purchase Series M Class 2 Interests dated July
                        29, 1993, as amended (contained in Exhibit 10.1).**
        10.14        -- Form of Gateway Authorization Agreement.*
        10.15        -- Guaranteed Bank Facility.*
        10.16        -- Motorola Agreement regarding Guarantee.*
        10.17        -- Share Issuance Agreement between the Company and Iridium
                        LLC.***
        11.1         -- Statement re Computation of Per Share Earnings**
        23.1         -- Consent of KPMG Peat Marwick LLP.*
        23.2         -- Consent of Conyers Dill & Pearman (contained in Exhibit
                        5.1).***
        24.1         -- Power of Attorney.***
        27.1         -- Financial Data Schedule**


---------------
  * Filed herewith.

 ** Previously filed.


*** To be filed by Amendment.


  + Confidential treatment requested.

ITEM 17. UNDERTAKINGS

     The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the Underwriting Agreements, certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, D.C., on April 18, 1997.


                                          IRIDIUM WORLD COMMUNICATIONS LTD.


                                          By:      /s/ EDWARD F. STAIANO

                                            ------------------------------------

                                            Name: Edward F. Staiano


                                            Title: Chief Executive Officer



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities on the dates indicated.



                    NAME                                  TITLE                     DATE
---------------------------------------------  ----------------------------  ------------------

            /s/ EDWARD F. STAIANO              Chief Executive Officer and     April 15, 1997
---------------------------------------------    Director
              Edward F. Staiano

                /s/ ROY GRANT                  Chief Financial Officer and     April 18, 1997
---------------------------------------------    Chief Accounting Officer
                  Roy Grant

            /s/ JOHN F. MITCHELL               Chairman and Director           April 17, 1997
---------------------------------------------
              John F. Mitchell

              /s/ ALBERTO FINOL                Deputy Chairman and Director    April 16, 1997
---------------------------------------------
                Alberto Finol

                                               Director
---------------------------------------------
                  Ulf Bohla

               /s/ EDWARD GAMS                 Director                        April 18, 1997
---------------------------------------------
                 Edward Gams

            /s/ ROBERT W. KINZIE               Director                        April 18, 1997
---------------------------------------------
              Robert W. Kinzie

            /s/ YOSHIHARU YASUDA               Director                        April 16, 1997
---------------------------------------------
              Yoshiharu Yasuda

                /s/ ROY GRANT                  Authorized Representative in    April 18, 1997
---------------------------------------------    the United States
                  Roy Grant

                                 EXHIBIT INDEX


 EXHIBIT
  NUMBER                            DESCRIPTION OF EXHIBIT                            PAGE
---------- -----------------------------------------------------------------------------------
    1.1    -- Form of U.S. Underwriting Agreement.***
    1.2    -- Form of International Underwriting Agreement.***
    3.1    -- Memorandum of Association of Iridium World Communications Ltd.**
    3.2    -- Bye-Laws of Iridium World Communications Ltd.**
    4.1    -- Form of Class A Common Stock Certificate.***
    5.1    -- Opinion of Conyers Dill & Pearman. ***
   10.1    -- Limited Liability Company Agreement of Iridium LLC, dated as of July
              29, 1996, as amended.**
   10.2    -- Interest Exchange Agreement, among the Company, Iridium LLC and the holders from time to time of Class 1 Membership Interests of Iridium
              LLC.***
   10.3    -- Management Services Agreement between the Company and Iridium LLC.***
   10.4    -- 1997 Subscription Agreement between the Company and Iridium LLC.***
   10.5    -- Iridium Option Plan.***
   10.6    -- Space System Contract between Iridium LLC and Motorola, Inc.
              effective July 29, 1993, as amended and conformed on January 14,
              1997.+
   10.7    -- Communications System Operations & Maintenance Contract between
              Iridium LLC and Motorola, Inc. effective July 29, 1993, as amended and conformed on January 14, 1997.+
   10.8    -- Terrestrial Network Development Contract between Iridium LLC and
              Motorola, Inc. effective January 1, 1993, as amended and conformed on
              January 14, 1997.+
   10.9    -- Support Agreement between Iridium and Motorola.*
   10.10   -- Agreement, dated             between Anderson Consulting, LLP and
              Iridium relating to the development of business support systems.***
   10.11   -- 14 1/2% Senior Subordinated Discount Notes Due 2006 of Iridium
              (contained in Exhibit 10.1).**
   10.12   -- Form of Warrant issued in respect of 14 1/2% Senior Subordinated
              Discount Notes (contained in Exhibit 10.1).**
   10.13   -- Warrant to purchase Series M Class 2 Interests dated July 29, 1993, as amended (contained in Exhibit 10.1).**
   10.14   -- Form of Gateway Authorization Agreement.*
   10.15   -- Guaranteed Bank Facility.*
   10.16   -- Motorola Agreement regarding Guarantee.*
   10.17   -- Share Issuance Agreement between the Company and Iridium LLC.***
   11.1    -- Statement re Computation of Per Share Earnings.**
   23.1    -- Consent of KPMG Peat Marwick LLP.*
   23.2    -- Consent of Conyers Dill & Pearman (contained in Exhibit 5.1).***
   24.1    -- Power of Attorney.***
   27.1    -- Financial Data Schedule**


---------------
  * Filed herewith.
 ** Previously filed.

*** To be filed by Amendment.

  + Confidential treatment requested.